                                                                      EXHIBIT 16


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Harvey Entertainment Co. dated June 25, 1999.


Yours truly,


/s/ Deloitte & Touche LLP


Los Angeles, California
June 29, 1999